EXHIBIT 23.2



               CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1997, appearing on page 40 of Arvin Industries, Inc.'s Annual Report on Form 10-K for the year ended December 29, 1996.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Indianapolis, Indiana
September 8, 1997